UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 20, 2011
TARGA RESOURCES CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-34991	20-3701075
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)
1000 Louisiana, Suite 4300
Houston, TX 77002
(Address of principal executive office and Zip Code)
(713) 584-1000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On April 20, 2011, Targa Resources Corp. (the “Company”), together with Warburg Pincus Private Equity VIII, L.P., Warburg Pincus Netherlands Private Equity VIII C.V. I, WP-WPVIII Investors, L.P., Warburg Pincus Private Equity IX, L.P., Merrill Lynch Ventures L.P. 2001 and certain other selling stockholders (collectively, the “Selling Stockholders”), entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets, Inc., Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, UBS Securities LLC, Robert W. Baird & Co. Incorporated and ING Financial Markets LLC (collectively, the “Underwriters”) providing for the offer and sale (the “Offering”) in a firm commitment underwritten offering of 5,650,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, sold by the Selling Stockholders at a price of $31.73 per share ($30.65 per share, net of underwriting discounts). Pursuant to the Underwriting Agreement, the Underwriters were granted an over-allotment option for a period of 30 days (the “Over-Allotment Option”) to purchase from certain of the Selling Stockholders up to an additional 847,500 shares of common stock, at the same price per share, to cover over-allotments, if any. On April 20, 2011, the Underwriters exercised the Over-Allotment Option in full. The material terms of the Offering are described in the prospectus, dated April 20, 2011 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 20, 2011 pursuant to Rule 424(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-173262), initially filed by the Company on April 1, 2011.
     In the Underwriting Agreement, the Company and the Selling Stockholders agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     Some of the Underwriters and their affiliates have performed investment banking, commercial banking and advisory services for the Company and its affiliates from time to time for which they have received customary fees and expenses. The Underwriters and their affiliates may currently, and may from time to time in the future, engage in transactions with and perform services for the Company and its affiliates in the ordinary course of business. Additionally, affiliates of some of the Underwriters are lenders under the Company’s senior secured credit facility and Targa Resources Partners LP’s senior secured credit facility.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
Exhibit 1.1	Underwriting Agreement, dated April 20, 2011, by and among Targa Resources Corp., Warburg Pincus Private Equity VIII, L.P., Warburg Pincus Netherlands Private Equity VIII C.V.I, WP-WPVIII Investors, L.P., Warburg Pincus Private Equity IX, L.P., Merrill Lynch Ventures L.P. 2001, the Selling Stockholders and the Underwriters named therein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES CORP.

Dated: April 26, 2011	By:	/s/ Matthew J. Meloy

Matthew J. Meloy
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description
1.1	Underwriting Agreement, dated April 20, 2011, by and among Targa Resources Corp., Warburg Pincus Private Equity VIII, L.P., Warburg Pincus Netherlands Private Equity VIII C.V.I, WP-WPVIII Investors, L.P., Warburg Pincus Private Equity IX, L.P., Merrill Lynch Ventures L.P. 2001, the Selling Stockholders and the Underwriters named therein.